News Release 2003-06                                                                                                                             March 28, 2003

TSX – QRL – Queenstake Resources Ltd.

SEC file number 0-24096

JERRITT CANYON ACQUISITION UPDATE

Queenstake Resources Ltd. and the sellers of Jerritt Canyon have mutually agreed to defer closing of the transaction to April 7, 2003 from March 31, 2003.

As announced on February 27, 2003 (QRL News Release 2003-4 – February 27, 2003), Queenstake entered into a Purchase and Sale Agreement with AngloGold (Jerritt Canyon) Corp. and Meridian Jerritt Canyon Corp. to acquire the Jerritt Canyon Mine, located in the Independence Mountain Range of Nevada.

Closing is subject to a number of conditions, including obtaining the necessary regulatory approvals and Queenstake completing the required financing.  Financing for the acquisition will be provided by a combination of debt, royalty and equity.

For further information call:

Chris Davie, President and Chief Executive Officer – 303-297-1557

Doris Meyer, Vice President Finance and Chief Financial Officer – 604-516-0566

email – info@queenstake.com    web – www.queenstake.com

The TSX has neither reviewed nor accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This news release contains certain “Forward-Looking Statements” within the meaning of Section 21E of the United States Securities Exchange act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, included in this release, and Queenstake’s future plans are forward-looking statements that involve various risks and uncertainties.  There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements.  Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and Queenstake does not undertake any obligation to update forward-looking statements should conditions or management’s estimates or opinions change.